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                                                                    EXHIBIT 99.1


                               HOMESTAKE MINING COMPANY

                                650 CALIFORNIA STREET
                         SAN FRANCISCO, CALIFORNIA 94108-2788
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                 SPECIAL MEETING OF SHAREHOLDERS --           , 1997
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             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
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              The undersigned hereby appoints Jack E. Thompson, Gene G. Elam and Wayne Kirk as proxies,
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         each with the power to appoint a substitute, and hereby authorize a majority (or if only one, then that one) of them to represent and to vote, as designated on the reverse side, all shares of common stock
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         of Homestake Mining Company held of record by the undersigned on
                   , 1997 at the special meeting of shareholders, or any postponement or adjournment thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS
        ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS NUMBER 1
        AND 2.

                     ------                                 VOTES AS IN
                       X                                   THIS EXAMPLE.
                     ------

1. Approval of the amendment to Homestake's Restated Certificate of Incorporation to increase the authorized number of shares of Homestake Common Stock from 250,000,000 to 500,000,000.

                        FOR        AGAINST        ABSTAIN
                        /  /        /  /           /  /

2. Approval of the issue of shares of Homestake Common Stock in the combination to the Santa Fe stockholders in exchange for their shares of Santa Fe Common Stock.
                        FOR        AGAINST        ABSTAIN
                        /  /        /  /           /  /

                          MARK HERE FOR ADDRESS
                          CHANGE AND NOTE AT
                          LEFT                  /  /

By execution of this proxy the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by an authorized officer.


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      Signature           Date                  Signature             Date